United States
                 Securities and Exchange Commission
                       Washington D.C. 20549

                             Form 8-K

                          Current Report
                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


         Date of Report(Date of the earliest event reported)


                            June 7, 2005
                            ____________


                           THE STEPHAN CO.
        (Exact name of registrant as specified in its charter)


     Florida                1-4436                59-676812
 (State or other       (Commission File       (I.R.S. Employer
 jurisdiction of           Number)         Identification Number)
  incorporation)

                1850 W. McNab Road
             Fort Lauderdale, Florida                    33309
    (Address of principal executive offices)           (Zip Code)

                          (954) 971-0600
        (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 3.01  Notice of Delisting or Failure to Satisfy a Continued
           Listing Rule or Standard; Transfer of Listing.

(a)	On June 7, 2005, the Registrant received notification from
the American Stock Exchange ("AMEX") that the failure to hold an annual meeting of shareholders by May 31, 2005, in accordance with a previously announced plan of compliance, put the Registrant in violation of Section 704 of the AMEX
Company Guide. Additionally, the failure of the Company to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as well as the failure to file its quarterly report on Form 10-Q for the quarter ended March 31, 2005, as required by Sections 134 and 1101 of the AMEX
Company Guide, is a violation of its listing agreement with the AMEX. Pursuant to Section 1003(d) of the above referenced Company Guide, the Exchange Staff has determined that it was appropriate to initiate immediate delisting pro-ceedings.

The Company intends to promptly request an oral hearing before a Listing Qualifications Panel but is unable to speculate on the timing or outcome of such a hearing.

ITEM 7.01.  Regulation FD Disclosure.

     On June 10, 2005, the Company issued a press release announcing the receipt of the AMEX letter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description

99.1        The Stephan Co. Press Release dated June 10, 2005


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on June 10, 2005.

The Stephan Co.

By:

/s/ David Spiegel
__________________________
David Spiegel
Chief Financial Officer